CREDIT AGREEMENT

                                among


                          REEVES BROTHERS, INC.,

                        REEVES INDUSTRIES, INC.,


                                 and

       The Several Banks and Financial Institutions Parties Hereto

                                 and

                            CHEMICAL BANK,
                              as Agent,

                     Dated as of August 5, 1992

           (as amended and restated as of July 14, 1995)



                           TABLE OF CONTENTS

                                                                    Page

SECTION 1.  DEFINITIONS..............................................  1
     1.1  Defined Terms..............................................  1
     1.2  Other Definitional Provisions.............................. 22

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.......................... 23
     2.1  Revolving Credit Commitments............................... 23
     2.2  Revolving Credit Notes..................................... 24
     2.3  Procedure for Revolving Credit Borrowing................... 24
     2.4  Swing Line Commitments..................................... 25
     2.5  Swing Line Notes........................................... 25
     2.6  Procedure for Swing Line Borrowing......................... 26
     2.7  Refunded Swing Line Loans; Termination of
            Commitments.............................................. 26
     2.8  Fees....................................................... 27
     2.9  Termination or Reduction of Commitments.................... 27
     2.10  Optional Prepayments and Mandatory Prepayments............ 28
     2.11  Conversion and Continuation Options....................... 28
     2.12  Minimum Amounts of Eurodollar Tranches.................... 29
     2.13  Interest Rates and Payment Dates.......................... 29
     2.14  Computation of Interest and Fees.......................... 30
     2.15  Inability to Determine Interest Rate...................... 30
     2.16  Pro Rata Treatment and Payments........................... 31
     2.17  Illegality................................................ 32
     2.18  Requirements of Law........................................ 32
     2.19  Taxes..................................................... 34
     2.20  Indemnity................................................. 35

SECTION 3.  LETTERS OF CREDIT........................................ 36
     3.1  L/C Commitment............................................. 36
     3.2  Procedure for Issuance of Letters of Credit................ 36
     3.3  Fees, Commissions and Other Charges........................ 37
     3.4  L/C Participations......................................... 37
     3.5  Reimbursement Obligation of the Borrowers.................. 39
     3.6  Obligations Absolute....................................... 39
     3.7  Letter of Credit Payments.................................. 39
     3.8  Application................................................ 40

SECTION 4.  REPRESENTATIONS AND WARRANTIES........................... 40
     4.1  Financial Condition........................................ 40
     4.2  No Change.................................................. 41
     4.3  Corporate Existence; Compliance with Law................... 41
     4.4  Corporate Power; Authorization; Enforceable
          Obligations................................................ 41
     4.5  No Legal Bar............................................... 42
     4.6  No Material Litigation..................................... 42
     4.7  No Default................................................. 42
     4.8  Ownership of Property; Liens............................... 42
     4.9  Intellectual Property...................................... 42
     4.10  No Burdensome Restrictions................................ 43
     4.11  Taxes..................................................... 43
     4.12  Federal Regulations....................................... 43
     4.13  ERISA..................................................... 43
     4.14  Investment Company Act; Other Regulations................. 44
     4.15  Subsidiaries.............................................. 44
     4.16  Purpose of Loans.......................................... 44
     4.17  Environmental Matters..................................... 44

SECTION 5.  CONDITIONS PRECEDENT..................................... 45
     5.1  Conditions to Extensions of Credit......................... 45
     5.2  Conditions to Each Extension of Credit..................... 48

SECTION 6.  AFFIRMATIVE COVENANTS.................................... 49
     6.1  Financial Statements....................................... 49
     6.2  Certificates; Other Information............................ 50
     6.3  Payment of Obligations..................................... 51
     6.4  Conduct of Business and Maintenance of Existence........... 52
     6.5  Maintenance of Property; Insurance......................... 52
     6.6  Inspection of Property; Books and Records;
          Discussions................................................ 52
     6.7  Notices.................................................... 52
     6.8  Environmental Laws......................................... 53
     6.9  Changes to Advance Rates, Standards of Eligibility
          and Reserves............................................... 54
     6.10  Periodic Audit of Inventory and Accounts
          Receivable................................................. 54

SECTION 7.  NEGATIVE COVENANTS....................................... 55
     7.1  Financial Condition Covenants.............................. 55
     7.2  Limitation on Negative Pledge Clauses...................... 56
     7.3  Limitation on Liens........................................ 56
     7.4  Limitation on Guarantee Obligations........................ 58
     7.5  Limitations on Fundamental Changes......................... 58
     7.6  Limitation on Sale of Assets............................... 58
     7.7  Limitation on Dividends.................................... 59
     7.8  Limitation on Investments, Loans and Advances.............. 59
     7.9  Limitation on Optional Payments and Modifications
          of Debt Instruments........................................ 60
     7.10  Transactions with Affiliates.............................. 60
     7.11  Corporate Documents....................................... 60
     7.12  Fiscal Year............................................... 60

SECTION 8.  EVENTS OF DEFAULT........................................ 61

SECTION 9.  THE AGENT................................................ 64
     9.1  Appointment................................................ 64
     9.2  Delegation of Duties....................................... 65
     9.3  Exculpatory Provisions..................................... 65
     9.4  Reliance by Agent.......................................... 65
     9.5  Notice of Default.......................................... 66
     9.6  Non-Reliance on Agent and Other Banks...................... 66
     9.7  Indemnifications........................................... 67
     9.8  Agent in Its Individual Capacity........................... 67
     9.9  Successor Agent............................................ 68
     9.10  Swing Line Bank........................................... 68

SECTION 10. MISCELLANEOUS............................................ 68
     10.1  Amendments and Waivers.................................... 68
     10.2  Notices................................................... 69
     10.3  No Waiver; Cumulative Remedies............................ 70
     10.4  Survival of Representations and Warranties................ 70
     10.5  Payment of Expenses and Taxes............................. 70
     10.6  Successors and Assigns; Participations;
           Purchasing Banks.......................................... 71
     10.7  Adjustments; Set-off...................................... 74
     10.8  Counterparts.............................................. 75
     10.9  Severability.............................................. 75
     10.10  Integration.............................................. 75
     10.11  GOVERNING LAW............................................ 76
     10.12  Submission To Jurisdiction; Waivers...................... 76
     10.13  Acknowledgements......................................... 76
     10.14  WAIVERS OF JURY TRIAL.................................... 77
     10.15  Confidentiality.......................................... 77
     10.16  Borrower Merger.......................................... 77

SCHEDULES

SCHEDULE I    Commitment Amounts and Percentages;
                Lending Offices; Addresses for Notice
SCHEDULE II   UCC Filing Locations
SCHEDULE III  Indebtedness
SCHEDULE IV   Liens
SCHEDULE V    ERISA
SCHEDULE VI   Restricted and Unrestricted Subsidiaries
                of the Borrowers
SCHEDULE VII  Litigation
SCHEDULE VIII Existing Letters of Credit
SCHEDULE IX   Convertible Debenture Investment

EXHIBITS

EXHIBIT A-1   Form of Revolving Credit Note
EXHIBIT A-2   Form of Swing Line Note
EXHIBIT B     Form of Swing Line Loan Participation
              Certificate
EXHIBIT C-1   Form of Company Guarantee
EXHIBIT C-2   Form of Parent Guarantee
EXHIBIT D     Form of Confidentiality Agreement
EXHIBIT E     Form of Commitment Transfer Supplement
EXHIBIT F     Form of Borrowing Base Certificate
EXHIBIT G     Form of Closing Certificate
EXHIBIT H     Form of Compliance Certificate
EXHIBIT I     Form of Applicable Margin Certificate
EXHIBIT J     Form of Opinion of Cadwalader,
                Wickersham & Taft
EXHIBIT K     Form of Opinion of Augustus I. duPont,
                Esq.
EXHIBIT L     Form of Security Agreement



          CREDIT AGREEMENT, dated as of August 5, 1992, among REEVES BROTHERS, INC., a Delaware corporation (the "Company"), REEVES INDUSTRIES, INC., a Delaware corporation (the "Parent"; and collectively with the Company, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent").

          WHEREAS, the Borrowers, certain of the Banks and the Agent are parties to that certain Credit Agreement, dated as of August 6, 1992 (as amended prior to the Closing Date, the
"Existing Agreement");

          WHEREAS, the Borrowers have requested that the Existing Agreement be amended and restated (a) to provide for additional financial institutions as lenders (the "New Banks") and to eliminate Bank of Boston Connecticut, a bank party to the Existing Agreement, (b) to increase the commitments to $60,000,000, (c) to provide a new senior secured swing line loan facility, (d) to extend the Termination Date (as defined below) and (e) otherwise to amend the Existing Agreement and restate it in its entirety as more fully set forth herein;

          WHEREAS, the banks party to the Existing Agreement and the Agent are willing to so amend and restate the Existing Agreement, and the New Banks are willing to become parties hereto, but only on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Borrowers, the Banks and the Agent mutually desire to further amend, modify, restate, renew and extend (but not extinguish) the indebtedness under the Existing
Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as provided in the heading and recitals hereto and as follows:

                          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Accounts": accounts, accounts receivable and other receivables of the Company for goods sold or services rendered whether now owned or hereafter existing.

          "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Aggregate Outstanding Extensions of Credit": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding, (b) such Bank's Commitment Percentage of the Swing Line Loans then outstanding, provided that for purposes of calculating Available Commitments pursuant to subsection 2.8(a), such amount shall be zero and (c) such Bank's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as hereby amended and restated as of July 14, 1995 and as further amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced) (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate
     Base Rate.

          "Apparel Textile Group": the Apparel Textile Group, an unincorporated division of the Company.

          "Applicable L/C Rate":  2%, provided that:

               (a)  if the Applicable Margin Certificate
          delivered on the Closing Date or required pursuant to subsection 6.2(c) for the most recently completed four consecutive fiscal quarter period demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 2.0 to 1.0, the Applicable L/C Rate, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be 1-3/4%;

               (b)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 2.5 to 1.0, the Applicable L/C Rate, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be 1-1/2%;

               (c)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 3.0 to 1.0, the Applicable L/C Rate, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be 1-1/4%; and

               (d)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 3.5 to 1.0, the Applicable L/C Rate, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be 1%;

     and provided, further, that in no event for the period from the Closing Date through December 31, 1995 shall the
     Applicable L/C Rate be less than 1-3/4%.

          "Applicable Margin":  (i) 1% with respect to Alternate
     Base Rate Loans and (ii) 2% with respect to Eurodollar
     Loans, provided that:

               (a)  if the Applicable Margin Certificate
          delivered on the Closing Date or required pursuant to subsection 6.2(c) for the most recently completed four consecutive fiscal quarter period demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 2.0 to 1.0, the Applicable Margin for outstanding Loans to the Borrowers, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be: (i) with respect to Alternate Base Rate Loans, 3/4% and (ii) with respect to Eurodollar Loans, 1-3/4%;

               (b)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 2.5 to 1.0, the Applicable Margin for outstanding Loans to the Borrowers, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be: (i) with respect to Alternate Base Rate Loans, 1/2% and (ii) with respect to Eurodollar Loans, 1-1/2%;

               (c)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 3.0 to 1.0, the Applicable Margin for outstanding Loans to the Borrowers, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be: (i) with respect to Alternate Base Rate Loans, 1/4% and (ii) with respect to Eurodollar Loans, 1-1/4%; and

               (d)  if such Applicable Margin Certificate
          demonstrates that the ratio of Consolidated EBITDA for such period to Consolidated Net Interest Expense for such period is greater than 3.5 to 1.0, the Applicable Margin for outstanding Loans to the Borrowers, upon receipt and confirmation of such Applicable Margin Certificate by the Agent, shall be: (i) with respect to Alternate Base Rate Loans, 0% and (ii) with respect to Eurodollar Loans, 1%;

     and provided, further, that in no event for the period from the Closing Date through December 31, 1995 shall the
     Applicable Margin be less than (i) with respect to Alternate
     Base Rate Loans, 3/4% and (ii) with respect to Eurodollar
     Loans, 1-3/4%.

          "Applicable Margin Certificate": as defined in subsection 6.2(c).

          "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "Automotive Airbag Group":  the Reeves International
     Automotive Airbag Group, an unincorporated division of the Company.

          "Available Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's
     Commitment over (b) such Bank's Aggregate Outstanding
     Extensions of Credit; collectively, as to all the Banks, the "Available Commitments".

          "Available Credit": as of the date of determination, thereof, an amount equal to the difference between (a) the lesser of (i) the Commitments and (ii) the Borrowing Base and (b) the Banks' Aggregate Outstanding Extensions of Credit.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of such board duly authorized to act on such Board's behalf.

          "Borrower Merger":  the merger or consolidation of one
     Borrower with or into the other Borrower.

          "Borrowers": the collective reference to the Parent and the Company.

          "Borrowing Base": on any date of determination thereof, an amount equal to the sum of (a) 85% (or such other percentage as the Agent shall determine in accordance with subsection 6.9) of the then Eligible Accounts of the Company, plus (b) 65% (or such other percentage as the Agent shall determine in accordance with subsection 6.9) of the then Eligible Inventory of the Company; provided, that in no event shall the amount determined under this clause (b) exceed 50% of the book value of the inventory (determined on a first-in first-out basis) of the Parent and its Restricted Subsidiaries (as defined in the Indenture).

          "Borrowing Base Certificates": the collective reference to the certificates, substantially in the form of Exhibit F, to be provided by the Company pursuant to subsection 6.2(d).

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 2.6 as a date on which the Borrowers request the Banks to make Loans hereunder.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and maturing within one year from the date of acquisition, (b) dollar and eurodollar time deposits and certificates of deposit or bankers' acceptances of any domestic commercial bank or domestic branch office or agency of a foreign commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (a "Qualified Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any Qualified Bank, (d) commercial paper issued by any Qualified Bank and commercial paper of any other non-affiliated issuer rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year from the date of acquisition, (e) securities, bonds, notes, debentures or investments or other forms of indebtedness of any non-affiliated person rated at least A or the equivalent thereof by Standard & Poor's Corporation and at least A or the equivalent thereof by Moody's Investors Service, Inc.,
     (f) investments in money market or mutual funds registered under the Investment Company Act of 1940, as amended, whose sole investments are comprised of securities and other instruments described in clauses (a) through (e) above, and
     (g) with respect to foreign operations of the Parent and its Subsidiaries, overnight deposits with foreign commercial banks in the ordinary course of business and certificates of deposit or bankers' acceptances of foreign commercial banks of recognized standing having capital and surplus in excess of $100,000,000.

          "C/D Assessment Rate": for any day as applied to any Alternate Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. subsection 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any Alternate Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars of $100,000 or more having a maturity of 30 days or more.

          "Change in Control": means the occurrence of an event whereby (a) a Person or group of Persons acting in concert as a partnership or other group (a "Group") (other than the Control Group) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Parent (i) representing 50% or more of the combined voting power of the then outstanding securities of the Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors ("Voting Securities") or (ii) if the Control Group shall beneficially own less than 50% of the outstanding Voting Securities, representing a percentage greater than the percentage of Voting Securities so owned by the Control Group or (b) the Company ceases to be a wholly-owned Subsidiary of the Parent, except in connection with a merger with or into the Parent or a wholly-owned Subsidiary of the Parent.

          "Chemical":  Chemical Bank.

          "Closing Date":  July 14, 1995.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral":  as defined in the Security Agreement.

          "Commitment": as to any Bank, the obligation of such Bank to make Revolving Credit Loans to, and/or to make or participate in Swing Line Loans made to, and/or to issue or participate in Letters of Credit issued on behalf of, the Borrowers hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I (as such Schedule I shall be deemed revised by Schedule II of any Commitment Transfer Supplement executed in accordance with the terms hereof), as such amount may be reduced from time to time as provided herein; collectively, as to all the Banks, the "Commitments".

          "Commitment Percentage": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment (or, at any time after the Commitments shall have expired or terminated, the percentage which such Bank's Aggregate Outstanding Extensions of Credit constitutes of the Aggregate Outstanding Extensions of Credit of all Banks).

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

          "Company Guarantee": the amended and restated Company Guarantee, substantially in the form of Exhibit C-1, to be made by the Company in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, modified or supplemented from time to time.

          "Confidentiality Agreement": the Confidentiality Agreement, substantially in the form of Exhibit D, to be entered into by each prospective Transferee pursuant to subsection 10.6(f), as the same may be amended, modified or supplemented from time to time.

          "Consolidated EBITDA": for any fiscal period, (a) the Consolidated Net Income for such period, (b) plus (to the extent deducted from earnings in determining Consolidated Net Income) or minus (to the extent added to earnings in determining Consolidated Net Income) the sum, in each case for such period, of income taxes, Consolidated Net Interest Expense, depreciation and amortization, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income": for any fiscal period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that gains or losses from extraordinary items and from sales of assets (other than sales of inventory in the ordinary course of business) shall not be considered in determining Consolidated Net Income.

          "Consolidated Net Interest Expense": for any period, the sum of (a) the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption (expressed as a negative number), and
     (b) the amount which would be set forth opposite the caption "interest income" or any like caption (expressed as a positive number), in each case on a consolidated income statement of the Parent and its Subsidiaries.

          "Consolidated Net Worth": at a particular date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of the Parent and its Subsidiaries at such date.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Group": means Douglas B. Hart, James W. Hart,
     James W. Hart, Jr., Steven W. Hart, Jennifer H. Fray and their respective heirs and Affiliates.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Eligible Accounts": as to the Company, at a particular date, the total outstanding balance of Accounts of the Company, net of amounts collected by a Borrower in respect of Accounts and not yet posted to such Accounts, minus (without duplication) the sum of: (a) Accounts which are not bona fide, valid and legally enforceable obligations of the obligor in respect thereof or which do not arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such obligor; (b) Accounts which are subject to any asserted defense, setoff or charge-back; (c) Accounts which contravene, or arise from sales which contravene, any Requirement of Law applicable thereto; (d) Past Due Receivables; (e) the amount of net credit balances of any obligor, the dates of which are more than 60 days past due or, for Accounts with sale terms over 60 days, the dates of which are more than 90 days from the invoice date; (f) bill-and-hold receivables; (g) the lesser of (1) Accounts of any obligor which is both a customer of and a vendor to the Company, and (2) the amount then owing by the Company to such obligor; (h) if more than 50% of the Accounts of any obligor constitute Past Due Receivables, the Accounts of such obligor; (i) Accounts of any obligor which is an Affiliate or Subsidiary of the Company; (j) Accounts of any obligor which is organized under the laws of a jurisdiction outside the United States of America or Canada, unless each such Account is supported by a letter of credit approved by the Agent in favor of the Company and such letter of credit is subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Banks;
     (k) Accounts which are not denominated and payable in Dollars in the United States of America; (l) Accounts of any Governmental Authority (other than the United States of America, provided the Company duly assigns its rights to payment of such Accounts to the Agent for the ratable benefit of the Banks pursuant to the Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. # 3727 et seq.)); (m) Accounts of any obligor who is insolvent or involved, whether voluntarily or involuntarily, in any case or proceeding under any bankruptcy, reorganization, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction; (n) Accounts which are not free and clear of all Liens or other rights or claims of any other Person (except in favor of the Agent for the ratable benefit of the Banks) and do not arise from sales in respect of which all sales, excise or similar taxes have been paid in full; (o) Accounts which are not subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Banks pursuant to the Security Agreement, Canadian collateral security documents in form and substance satisfactory to the Agent, or security arrangements contemplated by the previous clause (j); (p) Accounts which do not conform in all material respects to the representations and warranties contained in the Security Agreement; and (q) such other Accounts as the Agent, exercising its commercially reasonable judgment, believes will not be paid in full on a timely basis, provided that the Agent notifies the Company in writing that such a determination has been made.

          "Eligible Inventory": as to the Company, at a particular date, the aggregate amount of Inventory as recorded at standard cost in the accounting records of the Company, plus 90% of the outstanding value of bill-and-hold Accounts, minus (without duplication) the sum of: (a)
     Inventory which is not owned solely by the Company free and clear of all Liens or other rights or claims of any other
     Person (except in favor of the Agent for the ratable benefit of the Banks); (b) Inventory which is not subject to a perfected first priority security interest in favor of the Agent for the ratable benefit of the Banks pursuant to the Security Agreement; (c) Inventory which is damaged; (d) work-in-process, except (i) with respect to the Apparel
     Textile Group, (x) the materials costs of work-in-process that is contained in the finished goods department awaiting inspection, (y) raw materials not put into production and
     (z) the materials costs of greige cloth undergoing the conversion process, (ii) with respect to the Automotive
     Airbag Group, (x) the materials costs of work-in-process that is contained in the finished goods department awaiting inspection and (y) raw materials not put into production and
     (iii) with respect to the Industrial Coated Fabrics Group,
     (x) the costs of work-in-process that is contained in the finished goods department awaiting inspection and (y) raw materials not put into production; (e) Inventory which is allocable to a contract with a Governmental Authority (other than the United States of America provided the Company duly assigns its rights to payment for such Inventory to the Agent for the ratable benefit of the Banks pursuant to the Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. subsection 3727 et seq.)); (f) chemicals and dyes;
     (g) miscellaneous inventory such as tint, starch and packing material; (h) remnant stores inventory; (i) with respect to the Apparel Textile Group, Inventory that is more than 6 months old; (j) reserves provided by the Company for obsolete, second quality or slow-moving goods; (k) intercompany profit included in inventory; (l) any reconciling differences between the Company's perpetual records and general ledger accounts if the perpetual records report inventory balances less than the general ledger accounts; (m) Inventory not located on the Company's owned or leased premises with the exception of Inventory located at public warehouses, provided that the appropriate landlord waiver(s) and consent(s) are obtained, satisfactory in form and substance to the Agent; (n) an adjustment, positive or negative, attributable to material price variances that result when standard costs and actual costs differ;
     (o) Inventory which does not conform in all material respects to the representations and warranties contained in the Security Agreement; and (p) such other Inventory as the Agent, exercising its commercially reasonable discretion, has otherwise determined to be unacceptable because the Agent believes that such Inventory is not readily saleable on the customary terms on which it is usually sold; provided that the Agent notifies the Company in writing that such a determination has been made.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loans to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Base Rate
                ________________________________________
                1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in
     Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Agreement": as defined in the recitals hereto.

          "Existing Letters of Credit": the letters of credit issued by the Issuing Bank for the account of the Borrowers under the Existing Agreement prior to the Closing Date and listed on Schedule VIII.

          "Existing Revolving Credit Loans": as defined in subsection 2.1.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Foreign Subsidiary":  Reeves S.p.A. or any other
     Restricted Subsidiary of the Company organized under the laws of a jurisdiction other than any state of the United
     States.

          "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantees":  the collection reference to the Company
     Guarantee and the Parent Guarantee.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

          "Hedging Agreements": (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which either of the Borrowers or any of their Restricted Subsidiaries is a party or a beneficiary and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of either of the Borrowers or any of their Restricted Subsidiaries to fluctuations in currency exchange rates.

          "Hedging Bank": any Bank which from time to time enters into Hedging Agreements with either of the Borrowers or any of their Restricted Subsidiaries.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond (other than a performance bond issued in the ordinary course of business), debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit and acceptances (other than letters of credit and acceptances in respect of current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) issued or created for the account of such Person and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Indenture": means the Indenture, dated as of June 1, 1992, between the Parent and Chemical Bank, as Trustee, as amended, modified or supplemented from time to time.

          "Industrial Coated Fabrics Group":  the Industrial
     Coated Fabrics Group, also known as Reeves International, an unincorporated division of the Company.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Payment Date": (a) as to any Alternate Base Rate Loan (including any Swing Line Loan), the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan, (i) the Termination Date and (ii) any date upon which the Commitments have been terminated and the Loans have been paid in full.

          "Interest Period":  with respect to any Eurodollar
     Loan:

                 (i)  initially, the period commencing on the
          borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by such Borrower by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1)  if any Interest Period pertaining to a
          Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month.

          "Inventory": all of the Company's "inventory" as defined in the Uniform Commercial Code of the State of New York.

          "Investments":  as defined in subsection 7.8.

          "Issuing Bank": Chemical, in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $10,000,000.

          "L/C Fee Payment Date": the last day of each March, June, September and December.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C Participants": the collective reference to all the Banks other than the Issuing Bank.

          "Letters of Credit":  as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than financing statements with respect to operating leases) under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Loan": a Revolving Credit Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans".

          "Loan Documents":  this Agreement, the Notes, the
     Applications, the Guarantees, and the Security Agreement.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) the ability of any Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

          "Materials of Environmental Concern": any petroleum (including crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": when used in respect of any sale or other disposition of property, business or assets of any Person, the gross cash proceeds received by such Person from such sale or disposition less (i) all legal, title, recording and transfer tax expenses, commissions and other documented fees and expenses, and all other federal, state and local taxes (including the amount, if any, reasonably estimated by such Person at the time of such sale or other disposition for taxes payable by such Person on or measured by net income or gain resulting from such transaction) incurred in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness (other than the Loans) which is secured by the asset sold or otherwise disposed of and which is required to be repaid in connection with such sale or other disposition of assets and
     (iii) amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with any such sale or other disposition of assets and retained by such Person after such sale or other disposition of assets, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such sale or other disposition of assets.

          "Note": a Revolving Credit Note or a Swing Line Note, as the context shall require; collectively, the "Notes".

          "Obligations" means the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Notes and all other obligations and liabilities of the Borrowers to the Agent or to the Banks, including, without limitation, the obligations under the Letters of Credit, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Security Agreement, the Guarantees, the other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Borrowers pursuant to the terms of this Agreement) or otherwise.

          "Parent Guarantee": the Parent Guarantee, substantially in the form of Exhibit C-2, to be made by the Parent in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, modified or supplemented from time to time.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Participant":  as defined in subsection 10.6(b).

          "Past Due Receivables": with respect to the Company at a particular time, Accounts (excluding Accounts with net credit balances) which (x) for Accounts with sale terms due up to and including 60 days, are represented as over 60 days past due by Apparel Textile Group, Automotive Airbag Group or Industrial Fabric Group aging reports and (y) for other Accounts, have been invoiced by the Company and have been outstanding for more than 90 days from the invoice date.

          "Permitted Transactions": means, as to any Person, (i) reasonable and customary fees, compensation and benefits paid to officers, directors, employees or consultants of such Person or any of its Restricted Subsidiaries or their respective Affiliates for services rendered to such Person or Restricted Subsidiary in the ordinary course of business consistent with past practice, (ii) transfers of goods and services by or among such Person and its Restricted Subsidiaries and their respective Affiliates in the ordinary course of business consistent with past practice, provided that if any such transaction or series of related transactions involves in excess of $1,500,000, the Board of Directors of such Person shall determine in good faith by resolution that such transaction is on terms fair and reasonable to such Person and (iii) payments made pursuant to the Tax Allocation Agreement.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Properties":  as defined in subsection 4.17(a).

          "Purchasing Banks":  as defined in subsection 10.6(c).

          "Refunded Swing Line Loans":  as defined in subsection
     2.7.

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

          "Reimbursement Obligation": the obligation of the Borrowers to reimburse the Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

          "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     Section 2615 or any successor regulation thereto.

          "Required Banks":  at any time, Banks the Commitment
     Percentages of which aggregate at least 60%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": any one of the chief executive officer or an executive vice president of any Borrower or, with respect to financial matters, the chief financial officer, the Vice President-Finance or the Treasurer of any Borrower.

          "Restricted Subsidiary": means, with respect to any Person, (i) any Subsidiary of such Person which exists on the date of this Agreement and (ii) any other Subsidiary which has not been classified as an Unrestricted Subsidiary. Either Borrower by resolution of its Board of Directors, may classify a Subsidiary as an Unrestricted Subsidiary until such time as it may, by further resolution of its Board of Directors, classify such Subsidiary as a Restricted Subsidiary. When an Unrestricted Subsidiary is classified as a Restricted Subsidiary, notice thereof must be provided to the Agent.

          "Revolving Credit Loans":  as defined in subsection
     2.1.

          "Revolving Credit Notes":  as defined in subsection
     2.2.

          "Security Agreement":  the amended and restated
     Security Agreement, substantially in the form of Exhibit L, to be executed by the Company in favor of the Agent, for the ratable benefit of the Banks, as amended, supplemented or otherwise modified from time to time.

          "Senior Notes":  the 11% Senior Notes due 2002 of the
     Parent.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subordinated Debt":  the 13-3/4% Subordinated
     Debentures due May 1, 2001 of the Parent.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the respective Borrowers.

          "Swing Line Commitment": the Swing Line Bank's obligation to make Swing Line Loans pursuant to subsection
     2.4.

          "Swing Line Bank": Chemical, in its capacity as provider of the Swing Line Loans, or any other Bank appointed by Chemical and approved by the Borrowers, which approval shall not be unreasonably withheld.

          "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit B.

          "Swing Line Loans":  as defined in subsection 2.4.

          "Swing Line Note":  as defined in subsection 2.5.

          "Tax Allocation Agreement": the Tax Allocation Agreement, effective as of January 1, 1992, among Hart Holding Company Incorporated, the Parent, the Company, Fenchurch, Inc., Turner Freight Systems, Inc. (formerly Turner Trucking Company), Reeves Penna, Inc., A.R.A. Manufacturing Company, Hart Investment Properties Corporation, Hart Capital Corporation and Reeves Holdings, Inc., as amended, modified or supplemented from time to time.

          "Termination Date": the fifth anniversary of the Closing Date.

          "Transferee":  as defined in subsection 10.6(f).

          "Type":  as to any Loan, its nature as an Alternate
     Base Rate Loan or a Eurodollar Loan.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International
     Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Unrestricted Subsidiary": of any Person means any Subsidiary which has been classified as an Unrestricted Subsidiary and any Subsidiary of an Unrestricted Subsidiary until such time as (i) such Subsidiary is reclassified as a Restricted Subsidiary or (ii) such Person or any of its Restricted Subsidiaries becomes directly or indirectly liable in respect of any Contractual Obligation or Indebtedness of such Unrestricted Subsidiary. A Subsidiary of either Borrower may only be classified as an Unrestricted Subsidiary if immediately after such classification, there would not be a Default or Event of Default and such Borrower and its Restricted Subsidiaries would have only Investments in such Subsidiary which would be permitted by subsection
     7.8 hereof and Section 4.10 of the Indenture. An Unrestricted Subsidiary of either Borrower may only be reclassified as a Restricted Subsidiary if, immediately after giving effect to such reclassification, there would be no Default or Event of Default hereunder and such Borrower could create, assume, guarantee or suffer to exist at least $1.00 of additional Indebtedness. No Restricted Subsidiary may be reclassified as an Unrestricted Subsidiary. Any valid classification shall be effective as of the date specified in the applicable resolution of the Board of Directors of such Borrower, which shall not be prior to the date such resolution is made. When an Unrestricted Subsidiary is classified as a Restricted Subsidiary, notice thereof must be provided to the Agent.

          "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Notwithstanding anything to the contrary herein, for purposes of making all calculations in connection with the covenants contained in Section 7, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied as in effect on the Closing Date. In the event of any material difference at any time between GAAP as in effect on the Closing Date and generally accepted accounting principles as from time to time in effect, the certificate of a Responsible Officer required pursuant to subsection 6.2(b)(ii) shall include a reconciliation of the calculations required thereby with the financial statement being delivered with such certificate.


                SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. (a) The Borrowers acknowledge and confirm that certain of the Banks have made revolving credit loans (the "Existing Revolving Credit Loans") to them under the Existing Credit Agreement. The Company hereby reaffirms its obligation to pay such Existing Revolving Credit Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, each Bank severally agrees to maintain such Existing Revolving Credit Loans and to make additional revolving credit loans (individually as to the Existing Revolving Credit Loans and additional revolving credit loans, a "Revolving Credit Loan" and, collectively, "Revolving Credit Loans") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, does not exceed the amount of such Bank's Commitment; provided that (i) the sum of such Bank's Revolving Credit Loans and such Bank's Commitment Percentage of the then outstanding L/C Obligations and the then outstanding Swing Line Loans shall not exceed such Bank's Commitment Percentage of the Borrowing Base then in effect, and (ii) prior to the Borrower Merger, no Bank shall make a Revolving Credit Loan to the Parent unless on such Borrowing Date at least $20,000,000 aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations of the Company will be outstanding. Prior to the Borrower Merger, each borrowing by the Parent shall be deemed a certification that pursuant to the terms of the Indenture, the Company is prohibited at such time from incurring additional Indebtedness pursuant thereto. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by a Borrower and notified to the Agent in accordance with subsections 2.3 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note of the respective Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (as the same may be amended, supplemented, or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.13.

          2.3 Procedure for Revolving Credit Borrowing. A Borrower may borrow Revolving Credit Loans under the Commitments during the Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that, subject to the last sentence of subsection 3.5, such Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Eurodollar Loan and the length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $100,000 or a whole multiple thereof (or, if the then Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from a Borrower, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the applicable Borrower at the office of the Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Agent. Such borrowing will then be made available to such Borrower by the Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          2.4 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Bank agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $3,000,000, provided that (i) at no time may the sum of the then outstanding Swing Line Loans, Revolving Credit Loans and L/C Obligations exceed the lesser of
(x) the Commitments and (y) the Borrowing Base and (ii) prior to the Borrower Merger, the Swing Line Bank shall not make a Swing Line Loan to the Parent unless on such Borrowing Date at least $20,000,000 aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations of the Company will be outstanding. Prior to the Borrower Merger, each borrowing hereunder shall be deemed a certification that pursuant to the terms of the Indenture, the Company is prohibited at such time from incurring additional Indebtedness pursuant thereto. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  All Swing Line Loans shall be made as Alternate
Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans.

          2.5 Swing Line Notes. The Swing Line Loans shall be evidenced by a promissory note of the respective Borrower substantially in the form of Exhibit A-2, with appropriate insertions as to payee, date and principal amount (as the same may be amended, supplemented, or otherwise modified from time to time, a "Swing Line Note"), payable to the order of the Swing Line Bank and in a principal amount equal to the lesser of (a) the amount of the Swing Line Commitment and (b) the aggregate unpaid principal amount of the Swing Line Loans. The Swing Line Bank is hereby authorized to record the date and amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of each Swing Line Note and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded. The Swing Line Notes shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 2.13.

          2.6 Procedure for Swing Line Borrowing. A Borrower may borrow Swing Line Loans under the Commitments during the Commitment Period on any Business Day, provided that such Borrower shall give the Swing Line Bank irrevocable notice (which notice must be received by the Swing Line Bank prior to 12:00 noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan (which shall be in a minimum amount of $100,000 or a whole multiple in excess thereof) and the requested Borrowing Date. The proceeds of a Swing Line Loan will then be made available by the Swing Line Bank to such Borrower at the office of the Swing Line Bank by crediting the account of such Borrower at such office with such proceeds in Dollars and in immediately available funds.

          2.7 Refunded Swing Line Loans; Termination of Commitments. (a) The Swing Line Bank, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swing Line Loan outstanding on either the 15th or the 30th calendar day of any month (or if such day is not a Business Day, then on the next succeeding Business Day), the Swing Line Bank shall, on behalf of the Borrowers (which hereby irrevocably direct and authorize the Swing Line Bank to act on their behalf), request each Bank, including the Swing Line Bank, to make a Revolving Credit Loan in an amount equal to such Bank's Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the Borrowers' obligations to prepay Swing Line Loans in accordance with the provisions of subsection 2.10(b). Unless the Commitments shall have expired or terminated (in which event the procedures of paragraph (b) of this subsection 2.7 shall apply), each Bank will make the proceeds of its Revolving Credit Loan available to the Agent for the account of the Swing Line Bank at the office of the Agent prior to 12:00 noon, New York City time, in funds immediately available to the Agent on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

          (b) If the Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Bank shall, at the option of the Swing Line Bank exercised reasonably, either
(i) notwithstanding the expiration or termination of the Commitments, to the extent permitted by law, make a Revolving Credit Loan or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Bank's Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Commitments of the aggregate principal amount of such Swing Line Loans. Each Bank will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Agent for the account of the Swing Line Bank at the office of the Agent prior to 12:00 noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Commitments. In the event that the Banks purchase undivided participating interests pursuant to clause (ii) of the first sentence of this paragraph (d), each Bank shall immediately transfer to the Swing Line Bank, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Bank will deliver to such Bank a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

          (c) Whenever, at any time after the Swing Line Bank has received from any Bank such Bank's participating interest in a Swing Line Loan, the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) provided, however, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it.

          2.8 Fees. (a) The Borrowers agree to pay to the Agent for the account of each Bank a commitment fee for the period from and including the Closing Date to the Termination Date, computed at the rate of .375% per annum on the average daily amount of the Available Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

          (b) The Borrowers agree to pay to the Agent for the account of each Bank a fee for the period from the date that the Commitments are accepted by the Borrowers to the Closing Date, computed at the rate of .375% per annum on an amount equal to the Commitment of such Bank minus its commitment under the Existing Agreement during such period, payable on the Closing Date.

          (c) The Borrowers agree to pay all fees required pursuant to the Fee Letter, dated June 1, 1995, among Chemical, the Borrowers, and Chemical Securities Inc.

          2.9 Termination or Reduction of Commitments. The Borrowers shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the then outstanding Swing Line Loans, would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

          2.10  Optional Prepayments and Mandatory Prepayments.
(a) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the Agent, if all or any part of the Loans to be prepaid are Eurodollar Loans, and one Business Days' irrevocable notice to the Agent otherwise (provided that the Borrowers may prepay Swing Line Loans on any Business Day without prior notice thereof), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swing Line Loans, or a combination thereof, and (ii) of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Prepayments of Eurodollar Loans shall be subject to the provisions of subsection 2.20.
Upon receipt of any such notice the Agent shall promptly notify each affected Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Optional prepayments of Loans other than Swing Line Loans shall be in minimum aggregate principal amounts of $500,000 or an integral multiple of $100,000 in excess thereof.

          (b) If the Borrowing Base Certificate shows that the sum of the Aggregate Outstanding Extensions of Credit on the date of such Borrowing Base Certificate exceeds the Borrowing Base, the Borrowers agree to pay to the Agent, on behalf of the Banks, on the date such Borrowing Base Certificate is furnished, an amount equal to such excess, which amount shall be applied first, to payment of any Swing Line Loans then outstanding, second, to payment of any Revolving Credit Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding and fourth, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Agent.

          2.11 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert outstanding Revolving Credit Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert outstanding Revolving Credit Loans (but not, in any event, Swing Line Loans) from Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent or the Required Banks have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened and
(iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection
2.12 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

          2.12 Minimum Amounts of Eurodollar Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,500,000 or a whole multiple of $100,000 in excess thereof.

          2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

          2.14 Computation of Interest and Fees. (a) Interest on Alternate Base Rate Loans, letter of credit commissions and commitment fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrowers and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective. The Agent shall as soon as practicable notify the Borrowers and the Banks of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.13(a).

          2.15 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

          (a)  the Agent shall have determined (which
     determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans that were to have been continued on the first day of such Interest Period as Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

          2.16 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans by the Borrowers from the Banks hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on any Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Banks. All payments (including prepayments) to be made by the Borrowers hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Banks, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

          (b) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrowers and such Bank shall be liable to the Borrowers for any damages suffered by the Borrowers by reason of the failure of such Bank to advance such borrowing.

          2.17 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.20. Following the payment of all amounts owed by the Borrowers to any Bank pursuant to the preceding sentence, the Borrowers shall then have the right to replace such Bank for which it shall be unlawful to make or maintain Eurodollar Loans as contemplated by this Agreement, any such Bank agreeing to promptly transfer its Loans and Commitments hereunder to a replacement Bank acceptable to the Borrowers.

          2.18 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

            (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by subsection 2.19 and changes in the rate of tax on the overall net income of such Bank);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrowers (including calculations of any such additional amounts in reasonable detail) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) In the event that any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrowers (with a copy to the Agent) of a written request therefor (including calculations of any such additional amounts in reasonable detail), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Following the payment of all amounts owed by the Borrowers to any Bank pursuant to this subsection 2.18, the Borrowers shall then have the right to replace such Bank, any such Bank agreeing to promptly transfer its Loans and Commitments hereunder to a replacement Bank acceptable to the Borrowers.

          2.19 Taxes. (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes").
If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and to obtain such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          (c) The Borrower shall not be required to indemnify any Bank, or to pay any increased amounts to any Bank in respect of any Taxes which would not have been imposed but for the failure of any Bank to comply in all material respects with the provisions of subsection 2.19(b) hereof.

          (d) If a Bank or the Agent receives a refund in respect of any Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid increased amounts, pursuant to this subsection 2.19, it shall within 30 days from the date of such receipt pay over such refund to such Borrower, net of all out-of-pocket third-party expenses of such Bank or the Agent.

          (e) Following the payment of all amounts owed by the Borrowers to any Bank pursuant to this subsection 2.19, the Borrowers shall then have the right to replace such Bank, any such Bank agreeing to promptly transfer its Loans and Commitments hereunder to a replacement Bank acceptable to the Borrowers.

          2.20 Indemnity. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.


          SECTION 3.     LETTERS OF CREDIT

          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.4(a), agrees to (i) issue stand-by letters of credit (collectively, with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrowers on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank and (ii) continue the Existing Letters of Credit; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of the Aggregate Outstanding Extensions of Credit would exceed the Commitments. Each Letter of Credit issued hereunder shall (i) be denominated in Dollars, (ii) expire no later than one year following the Termination Date provided that at least 30 days prior to the Termination Date, the Borrowers enter into a reimbursement agreement with the Issuing Bank and fully cash collateralize those Letters of Credit that will mature after the Termination Date and (iii) expire no later than a date 365 days after its issuance.

          (b) The Existing Letters of Credit shall automatically be deemed to have been issued under this Agreement as of the Closing Date, and except as otherwise indicated herein, the terms and provisions of the Existing Agreement shall thereafter have no force or effect with respect thereto.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable
Requirement of Law.

          3.2 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrowers. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrowers promptly following the issuance thereof.

          3.3 Fees, Commissions and Other Charges. (a) The Borrowers shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of issuance of each Letter of Credit to the next succeeding L/C Fee Payment Date to occur after the date of issuance of each such Letter of Credit, and thereafter from the date of such payment to the date upon which the next such payment is due hereunder at the Applicable L/C Rate of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated; 1/4% of such fee shall be payable to the Issuing Bank, and the Applicable L/C Rate minus 1/4% shall be payable to the Banks (including the Issuing Bank) to be shared ratably among them in accordance with their respective Commitment Percentages. Such commissions shall be payable in arrears on each L/C Fee Payment Date to occur after the date of issuance of each Letter of Credit and shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          3.4  L/C Participations.  (a)  Effective in the case of
(i) each Existing Letter of Credit as of the Closing Date and
(ii) each other Letter of Credit as of the date of the opening thereof, the Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest, equal to such L/C Participant's Commitment Percentage, in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified in subsection 10.2 an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.5 Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and
(b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified in subsection 10.2 in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a borrowing pursuant to subsection 2.1 of Alternate Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6 Obligations Absolute. The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Bank to the Borrowers.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrowers of the date and amount thereof. The responsibility of the Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this
Section 3 shall apply.


                SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Borrowers hereby represent and warrant to the Agent and each Bank that:

          4.1 Financial Condition. The consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1994 and the related consolidated statement of income and consolidated statement of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse, and the consolidating balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1994 and the related consolidating statement of income, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at March 31, 1995 and the related unaudited consolidated and consolidating statement of income and consolidated statement of cash flows for the three-month period ended on such date certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Parent nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1994 to and including the date of this Agreement there has been no sale, transfer or other disposition by either Borrower or any of their consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of either Borrower and its consolidated Subsidiaries at March 31, 1995.

          4.2 No Change. Since March 31, 1995 (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Parent nor has any of the Capital Stock of the Parent been redeemed, retired, purchased or otherwise acquired for value by the Parent or any of its Subsidiaries.

          4.3 Corporate Existence; Compliance with Law. Each of the Parent and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
(d) is in compliance with all Requirements of Law, except with respect to clauses (c) and (d), to the extent that the failure to be so qualified and in good standing or to comply with such Requirements of Law could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Applications, the Notes and the other Loan Documents to which each Borrower is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents to which each Borrower is a party and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents to which each Borrower is a party. This Agreement has been, and the other Loan Documents to which each Borrower is a party will be, duly executed and delivered on behalf of each Borrower. This Agreement constitutes, and the other Loan Documents to which each Borrower is a party when executed and delivered by each Borrower and the other parties thereto will constitute, a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6  No Material Litigation.  Except as set forth on
Schedule VII, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the other Loan Documents to which each Borrower is a party or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and its Subsidiaries has good and marketable title in fee simple to (exclusive of appurtenant easements), or a valid leasehold interest in, all its real property, and good title to or valid leasehold interests in all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

          4.9 Intellectual Property. To the best of its knowledge, each Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes believed to be necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. To the best of its knowledge, the use of such Intellectual Property by such Borrower and its Subsidiaries does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10  No Burdensome Restrictions.  No Requirement of
Law or Contractual Obligation of any Borrower or any of its Subsidiaries could reasonably be expected to have a Material
Adverse Effect.

          4.11 Taxes. Each Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority and no tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, in each case other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be.

          4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Bank or the Agent, each Borrower will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          4.13 ERISA. Except as set forth in Schedule V, no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by any Borrower or any Commonly Controlled Entity (based on the current liability interest rate and other assumptions used in preparation of the Plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if a Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. There are no material liabilities of either Borrower or any Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA).

          4.14  Investment Company Act; Other Regulations.
Neither Borrower is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          4.15 Subsidiaries. Schedule VI sets forth all the Restricted and Unrestricted Subsidiaries of the Parent and the Company at the Closing Date.

          4.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrowers for general corporate purposes in the ordinary course of business and, subject to the terms hereof, for acquisitions or for the repurchase of the Subordinated Debt and the Senior Notes. In no event shall the proceeds of the Loans be used by Parent to prepay the outstanding Loans of the Company. Each Letter of Credit shall be used by the Borrowers
(i) to provide credit support for workman's compensation claims and insurance, (ii) to provide credit support for certain lease obligations and (iii) for any other purpose reasonably acceptable to the Agent.

          4.17 Environmental Matters. Except insofar as there is no reasonable likelihood of a Material Adverse Effect arising from any combination of facts or circumstances inconsistent with any of the following:

          (a) Any properties owned or leased by either of the Borrowers or any of their Subsidiaries (the "Properties") and, to the knowledge of either of the Borrowers or any of their Subsidiaries, any properties formerly owned or leased by them, their predecessors, or their former subsidiaries or predecessors thereof, do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws.

          (b) Each of the Borrowers and their Subsidiaries are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no violation of any Environmental Law which reasonably could be expected to interfere with the continued operations of either of the Borrowers or any of their Subsidiaries.

          (c) Neither of the Borrowers nor any of their Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does any Borrower have knowledge that any such notice will be received or is being threatened.

          (d)  Materials of Environmental Concern have not been
     (i) transported or disposed of in violation of, or in a manner or to a location which reasonably could be expected to give rise to liability under, any applicable Environmental Law, nor (ii) generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably could be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of either of the Borrowers or any of their Subsidiaries, threatened, under any Environmental Law to which either of the Borrowers or any of their Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which either of the Borrowers or any of their Subsidiaries is a party.

          (f) There has been no release or threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably could be expected to give rise to liability under any Environmental Law for which either of the Borrowers or any of their Subsidiaries may become liable.


                     SECTION 5.  CONDITIONS PRECEDENT

          5.1 Conditions to Extensions of Credit. The agreement of each Bank to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Bank,
     (ii) for the account of each Bank, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Company and a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Parent, each such Revolving Credit Note being issued in substitution and replacement of the revolving credit notes under the Existing Agreement,
     (iii) for the account of the Swing Line Bank, a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Company and a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Parent, (iv) the Security Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank and
     (v) the Company Guarantee authorized, executed and delivered by an authorized officer of the Company, with a counterpart for each Bank and the Parent Guarantee authorized, executed and delivered by an authorized officer of the Parent, with a counterpart for each Bank.

          (b) Filings, Registrations and Recordings. Any documents (including, without limitation, financing statements and financing statement amendments) required to be filed, and any other actions required to be taken, under or in connection with the Security Agreement in order to create, in favor of the Agent, for the ratable benefit of the Banks, a perfected first priority security interest (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law) in so much of the Collateral as is subject to the Uniform Commercial Code described therein shall have been delivered to the Agent for filing in each office listed on Schedule II. All Collateral shall be free and clear of any Liens, except as permitted by subsection 7.3.

          (c) Corporate Proceedings. The Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (d) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of each Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each Borrower.

          (e)  No Violation.  The consummation of the
     transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Agent or any Bank in any violation of, any Requirement of Law.

          (f) Consents, Licenses and Approvals. The Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer of each Borrower (i) attaching copies of all consents, authorizations and filings referred to in subsection 4.4, if any, and (ii) stating that any such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

          (g) Borrowing Base Certificate; Applicable Margin Certificate. The Agent shall have received, with a copy for each Bank, (i) a Borrowing Base Certificate substantially in the form of Exhibit F, dated the Closing Date, with respect to the Borrowing Base as of May 27, 1995, and executed by a Responsible Officer of each Borrower and (ii) an Applicable Margin Certificate, for the four consecutive fiscal quarters ended April 2, 1995, substantially in the form of Exhibit I, dated the Closing Date and executed by a Responsible Officer of each Borrower.

          (h) Incumbency Certificates. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each Borrower and each of its Subsidiaries which is a party to any Loan Document, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower and its Subsidiaries executing each Loan Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (i) Closing Certificate. The Agent shall have received, with a counterpart for each Bank, a Closing
     Certificate, substantially in the form of Exhibit G and dated the Closing Date, executed by a Responsible Officer of each Borrower.

          (j) Fees and Other Amounts. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.8, together with all other fees and interest accrued and unpaid under the Existing
     Agreement.

          (k)  No Material Litigation.  Except as set forth on
     Schedule VII, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the reasonable judgment of any Bank could reasonably be expected to have a Material Adverse Effect.

          (l) Legal Opinions. The Agent shall have received, with a counterpart for each Bank, the following executed legal opinions:

                 (i)  the executed legal opinion of Messrs.
          Cadwalader, Wickersham & Taft counsel to the Borrowers, substantially in the form of Exhibit J; and

                (ii)  the executed legal opinion of Augustus I.
          duPont, Esq., general counsel of the Parent and the Company, substantially in the form of Exhibit K.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (m) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each Borrower and each Subsidiary in their respective states of incorporation and in the states in which their principal business operations, if any, are located.

          (n)  Audit of Inventory and Accounts Receivable.  The
     Agent shall have completed its due diligence inspection, testing and review of the inventory and accounts receivable of Borrowers and its Subsidiaries (other than Reeves
     S.p.A.).

          5.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) Additional Documents. The Agent shall have received each additional document (including, without limitation, with respect to Letters of Credit and the Applications), instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrowers may be a party.

          (d) No Change. There shall not have occurred any change, or development or event involving a prospective change, which in any such case, in the reasonable judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect.

          (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.


                     SECTION 6.  AFFIRMATIVE COVENANTS

          Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Borrowers shall and (except in the case of delivery of financial information, reports and notices) shall cause each of their Restricted Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Bank:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such year, setting forth in each case in comparative form the consolidated figures for the previous year, reported on without a "going concern" or like qualification or exception, or, except with respect to the consolidating balance sheet and related consolidating statement of income, qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and consolidated statement of cash flows of the Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the consolidated figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each
Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer substantially in the form of Exhibit H (i) stating that, to the best of such Responsible Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the breakdown and calculation of such Borrower's compliance with the requirements of subsections 7.1, 7.3(g), 7.6(d), 7.8(c), 7.8(d), 7.8(f) and 7.9(a) hereof;

          (c) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate (the "Applicable Margin Certificate") substantially in the form of Exhibit I of a Responsible Officer of each Borrower showing in detail the calculation of the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for the four consecutive fiscal quarters ending on the last day of the quarter for which such financial statements are being delivered;

          (d) within fifteen Business Days following the end of each fiscal month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such fiscal month, certified as complete and correct by a Responsible Officer of the Company to the best of such Responsible Officer's knowledge;

          (e) not later than sixty days following the end of each fiscal year, a copy of the projections by the Parent of the consolidated and consolidating balance sheet and income statement and the consolidated cash flow budget of the Parent and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

          (f) within five days after the same are sent, copies of all financial statements and reports which the Parent sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (g) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.

          6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with insurance companies which the Borrowers believe in good faith to be financially sound and reputable, insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as the Borrowers reasonably determine in good faith are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried.

          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice and without undue disruption of its operations, permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their independent certified public accountants, provided that prior to any such visit, each Bank shall notify the Agent of such Bank's intention to visit and inspect such properties, and each Bank shall use all reasonable efforts to coordinate any such visit to coincide with the visit of another Bank or Banks intending to visit and inspect such properties.

          6.7 Notices. Promptly give notice to the Agent and each Bank of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrowers or any of their Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrowers or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrowers or any of their Subsidiaries (i) in which the amount involved is $2,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought, and where in either case such litigation or proceeding could, in the judgment of the Borrowers, be reasonably expected to have a Material Adverse Effect;

          (d)  any amendment of its Certificate of Incorporation
     (except to increase the number of authorized shares of Common Stock);

          (e) the classification of any Unrestricted Subsidiary as a Restricted Subsidiary;

          (f) the following events, as soon as possible and in any event within 30 days after the Borrowers know or have reason to know thereof: (i) the occurrence or reasonably expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, to the extent that any of the events set forth in this subsection 6.7(f), either individually or in the aggregate, could reasonably result in a liability to the Borrowers of $2,000,000 or more; and

          (g) a material adverse change in the business, operations, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein.

          6.8  Environmental Laws.

          (a) Comply, and undertake all reasonable efforts to ensure compliance by all tenants and subtenants, if any, in all material respects with all applicable Environmental Laws and obtain and comply with and maintain, and undertake all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, in all material respects any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

          (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws in each case except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements (provided that such settlements are approved by the Borrowers in advance which approval shall not be unreasonably withheld), damages, losses, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any asserted or established violation of, noncompliance with or liability under any Environmental Laws by either of the Borrowers or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          6.9 Changes to Advance Rates, Standards of Eligibility and Reserves. The Agent shall be entitled to (a) reduce the advance rates, increase the standards of eligibility and establish or increase any reserves under this Agreement on ten days' prior written notice to the Borrowers in the event that the most recent audit of inventory and accounts receivable of the Company conducted pursuant to subsection 6.10 was, in the commercially reasonable judgment of the Agent, materially different from historical performance, and (b) with the prior written consent of the Banks, increase the advance rates, reduce the standards of eligibility and reduce any reserves under this Agreement, in each case in its commercially reasonable judgment.

          6.10 Periodic Audit of Inventory and Accounts Receivable. The Agent shall be entitled to perform periodic due diligence inspections, tests and reviews of the inventory and accounts receivable of the Borrowers and their Subsidiaries on mutually convenient Business Days, and shall in each case be satisfied in all material respects with the results thereof. The Borrowers shall pay the fees and expenses of the Agent, or any entity the Agent retains with the consent of the Borrower (which consent shall not be unreasonably withheld), to perform an audit of the Collateral, provided, that the Borrowers shall pay such fees and expenses for no more than one audit of the Collateral in any twelve-month period.


                      SECTION 7.  NEGATIVE COVENANTS

          Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, each Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.

          (a) Maintenance of Consolidated Net Worth. Permit Consolidated Net Worth (excluding changes resulting from foreign exchange translation adjustments after April 2, 1995) (i) at any time from the Closing Date through December 31, 1995 to be less than $26,000,000 and (ii) at any time after December 31, 1995 to be less than $26,000,000 plus 50% of Consolidated Net Income (to the extent a positive number) for each fiscal year concluded (as at the time of determination) after December 31, 1994.

          (b) Consolidated EBITDA to Consolidated Net Interest Expense Ratio. Permit the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending on the date specified below to (ii) Consolidated Net Interest Expense for such period to be less than the ratio set forth opposite such period below:

          Period                          Ratio

     Four quarters ending 7/2/95:       1.8 to 1.0
     Four quarters ending 10/1/95:      1.8 to 1.0
     Four quarters ending 12/31/95:     1.8 to 1.0
     Four quarters ending 3/31/96:      2.0 to 1.0
     Four quarters ending 6/30/96:      2.0 to 1.0
     Four quarters ending 9/29/96:      2.0 to 1.0
     Four quarters ending 12/31/96:     2.0 to 1.0
     Four quarters ending 3/30/97
       and any quarter thereafter:      2.5 to 1.0

          (c)  Consolidated Indebtedness to Consolidated EBITDA
Ratio.  Permit at any time the ratio of (i) consolidated
Indebtedness of the Parent and its Subsidiaries as at any time of determination thereof (the "Determination Date") to (ii)
Consolidated EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the Determination Date to be greater than the ratio set forth opposite such period below:

       Determination Date Period                Ratio

     Closing Date through 12/31/95:          4.85 to 1.0
     1/1/96 through 12/31/96:                4.50 to 1.0
     1/1/97 through any time thereafter:     4.00 to 1.0

          7.2 Limitation on Negative Pledge Clauses. Enter into any agreement other than this Agreement or the Indenture which prohibits or limits the ability of any Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Restricted Subsidiaries, as the case may be, in conformity with GAAP;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of either of the Borrowers or such Restricted Subsidiary;

          (f)  Liens in existence on the Closing Date listed on
     Schedule IV, securing Indebtedness outstanding on the Closing Date and listed on Schedule III, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding of the Borrowers and their Restricted Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Indebtedness (x) incurred in respect of guarantees of the obligations of any Person other than a Borrower or a Restricted Subsidiary secured by property of a Borrower or a Restricted Subsidiary shall not exceed $2,000,000 at any time outstanding and (y) shall not be incurred in respect of any Unrestricted Subsidiary, (ii) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (iii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iv) the amount of Indebtedness secured thereby is not increased and (v) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of such Borrower or such Restricted Subsidiary, as the case may be) of such property at the time it was acquired;

          (h)  Liens on assets of any Foreign Subsidiary securing
     Indebtedness for borrowed money of any Foreign Subsidiary not guaranteed by either Borrower;

          (i) Liens in respect of judgments or decrees entered against either of the Borrowers or any of their Restricted Subsidiaries which have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

          (j) Liens on the property or assets of a corporation which is acquired and becomes a Restricted Subsidiary after the Closing Date securing Indebtedness existing at the time such corporation was acquired and not created in anticipation of such acquisition, provided that (i) such Liens existed at the time such corporation became a Restricted Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary, (iii) the amount of Indebtedness secured thereby is not increased and
     (iv) immediately after giving effect to the acquisition of such corporation by either Borrower, no Default or Event of Default shall have occurred and be continuing;

          (k) Liens securing obligations under letters of credit in respect of current trade liabilities incurred in the ordinary course of business;

          (l) Liens in favor of the Agent for the ratable benefit of the Banks and the Hedging Banks created under the Security Agreement; and

          (m) subject to clauses (a) through (l) of this subsection 7.3, renewals of Liens permitted by this subsection 7.3.

          7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation other than (a) the Guarantees, (b) guarantees by the Parent of the Company's obligations under operating leases and (c) guarantees constituting Indebtedness described in subsection 7.3(g).

          7.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Restricted Subsidiary of any Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of any Borrower (provided that the wholly owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

          (b) any wholly owned Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other wholly owned Restricted Subsidiary of any Borrower; and

          (c)  The Borrower Merger may occur.

          7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables, leasehold interests and all or substantially all of the assets of the Apparel Textile Group or the Industrial Coated Fabrics Group or the Automotive Airbag Group), whether now owned or hereafter acquired, except:

          (a) obsolete or worn out property disposed of in the ordinary course of business;

          (b) the sale of inventory in the ordinary course of business;

          (c)  as permitted by subsection 7.5(b);

          (d) property, business or assets in an aggregate principal amount not to exceed $10,000,000 (at book value), from and after the Closing Date, as to the Borrowers and their Restricted Subsidiaries, provided that the proceeds of such sale or disposition shall be applied to the prepayment of the Loans in accordance with subsection 2.10(a).

          7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of either of the Borrowers or any Restricted Subsidiary) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Restricted Subsidiary (any of the foregoing, "Dividend Payments"), except Dividend Payments by any Restricted Subsidiary to any wholly owned Restricted Subsidiary or to the Company or by the Company to the Parent.

          7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, (all of the foregoing herein referred to as "Investments") any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c) acquisitions of the stock, business, or assets constituting a business unit of companies engaged in a business similar to one of the lines of business conducted by the Borrowers, which companies, through such acquisitions, become wholly-owned Subsidiaries of either Borrower or are combined with or, in the case of assets constituting a business unit, are acquired by, either Borrower or an existing wholly owned Subsidiary of either Borrower, provided that immediately after giving effect to such acquisition, the Available Credit equals or exceeds $10,000,000;

          (d) Investments in (i) entities engaged in businesses similar to the Borrowers, which entities will not be direct or indirect wholly owned Subsidiaries of the Borrowers, in an aggregate amount up to $5,000,000, from and after the Closing Date, or (ii) entities (other than those described in clause (i)) which will not be direct or indirect wholly owned Subsidiaries of either Borrower in an aggregate amount up to $2,500,000, from and after the Closing Date, provided, in each case that immediately after giving effect to such Investment, the Available Credit equals or exceeds $10,000,000;

          (e) Investments by the Company in the Parent and Investments by the Parent in the Company;

          (f) Investments by either Borrower in any Restricted Subsidiary or by any Restricted Subsidiary in any other Restricted Subsidiary not exceeding $5,000,000 in the aggregate at any one time outstanding, less any Investments permitted pursuant to subsection 7.8(d)(ii);

          (g) Permitted Transactions to the extent permitted by subsection 7.10; and

          (h)  Investments described on Schedule IX hereto.

          7.9 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption ("Restricted Payments") of any Indebtedness other than (i) Indebtedness pursuant to this Agreement and (ii) the repurchase of Senior Notes and Subordinated Debt in an aggregate outstanding principal amount not to exceed $15,000,000, from and after the Closing Date, provided, that no Senior Notes shall be repurchased unless the Borrowers have repurchased all of the outstanding Subordinated Debt, and, provided further, that no Senior Notes or Subordinated Debt shall be repurchased unless the Available Credit, after giving effect to any such repurchase equals or exceeds $10,000,000 or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to (i) the payment or prepayment of principal of or interest on, any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (ii) the Tax Allocation Agreement.

          7.10 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Permitted Transaction unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of the Borrowers' business and is upon fair and reasonable terms no less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

          7.11  Corporate Documents.  Amend its Certificate of
Incorporation (except to increase the number of authorized shares of Common Stock) in a manner that could reasonably be expected to have a Material Adverse Effect.

          7.12 Fiscal Year. Permit the fiscal year to end on a day other than December 31.


                       SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any of the Borrowers shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Note, or any other amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any of the Borrowers herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any of the Borrowers shall default in the observance or performance of any agreement contained in
     Section 7; or

          (d) Any of the Borrowers shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or under any of the Loan Documents, and such default shall continue unremedied for a period of 30 days; or

          (e) Any of the Borrowers or any of their Restricted Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) or in the payment of any Guarantee Obligation or in the payment of any amount under any Hedging Agreement involving in the aggregate $1,000,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) Any of the Borrowers or any of their Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any of the Borrowers or any of their Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any of the Borrowers or any of their Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any of the Borrowers or any of their Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section
     4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, which is not remedied by a contribution within the time period permitted by Treas. Reg. subsection 11.412(c)-12, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
     (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through
     (vi) above, such event or condition, together with all other such events or conditions, if any, could subject such Borrower or any of its Subsidiaries to any tax, penalty or other liabilities which in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against any of the Borrowers or any of their Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) On or after the Closing Date, (i) for any reason any Loan Document ceases to be or is not in full force and effect or any of the Liens intended to be created by the Security Agreement ceases to be or is not a valid and perfected Lien having the priority contemplated thereby or
     (ii) any Borrower shall assert that any Loan Document to which it is a party has ceased to be or is not in full force and effect; or

          (j) The occurrence or happening of a Change in Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrowers shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.


                           SECTION 9.  THE AGENT

          9.1 Appointment. (a) Each Bank hereby irrevocably designates and appoints Chemical as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Chemical, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          (b) All Collateral shall be held or administered by the Agent for the ratable benefit of the Banks and the Hedging Banks. Any proceeds received by the Agent from the foreclosure, sale, lease, or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Agreement shall be applied first to the payment in full of the Obligations and then, after all the Obligations have been paid in full and the Commitments have been terminated, second to the payment of all obligations of the Borrowers or any of their Restricted Subsidiaries to any Hedging Bank under any Hedging Agreement provided by such Hedging Bank. Each Hedging Bank agrees that (i) if at any time it shall receive the proceeds of any Collateral or any proceeds pursuant to the terms of the Security Agreement (other than through application by the Agent in accordance with this subsection 9.1(b)), it shall promptly turn the same over to the Agent for application in accordance with the provisions hereof and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Hedging Bank any preference or priority against the other Banks with respect to the Collateral.

          9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, affiliates or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other Loan Document or for any failure of the Borrowers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

          9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans and L/C Obligations shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          9.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10  Swing Line Bank.  The provisions of this Section
9 shall apply to the Swing Line Bank in its capacity as such to the same extent that such provisions apply to the Agent.


                        SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights or obligations of the Banks or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any Reimbursement Obligation or any installment of any Note or any Reimbursement Obligation, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or of subsection 6.9, or increase the aggregate Commitments above $60,000,000, or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. The Swing Line Notes, the Letters of Credit and the Applications relating thereto and the L/C Obligations may not be amended, supplemented or modified without the written consent of the Swing Line Bank or the Issuing Bank, as applicable (and, in the case of the Swing Line Notes, each Bank, if any, which holds a participation therein pursuant to subsection 2.7 and, in the case of Letters of Credit and L/C Obligations, each affected L/C Participant). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), or by telephone promptly confirmed in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or written confirmation of telephone notice, when received, addressed as follows in the case of the Borrowers and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Notes:

     The Company:   Reeves Brothers, Inc.
                    401 Merritt 7
                    Norwalk, CT  06856-5063
                    (For Fed. Ex., etc., use 06851)
                    Attention:  Treasurer, with a copy to the
                                General Counsel
                    Telecopy:  203-845-7950
                    Confirmation:  203-846-9988

     The Parent:    Reeves Industries, Inc.
                    401 Merritt 7
                    Norwalk, CT  06856-5063
                    (For Fed. Ex., etc., use 06851)
                    Attention:  Treasurer, with copy to the
                                General Counsel
                    Telecopy:  203-845-7950
                    Confirmation:  203-846-9988

     The Agent:     Chemical Bank
                    270 Park Avenue
                    10th Floor
                    New York, New York  10017
                    Attention:  David J. Corcoran
                    Telecopy:  212-270-3860
                    Confirmation:  212-270-5032

     with a
     copy to:       Chemical Bank Agent Services Corporation
                    140 East 45th Street
                    29th Floor
                    New York, New York  10017
                    Attention:  Sandra Miklave
                    Telecopy:  212-270-0854
                    Confirmation:  212-270-0005

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsection 2.3, 2.6, 2.9, 2.10, 2.11 or
2.16 shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          10.5 Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, (i) the reasonable fees and disbursements of counsel to the Agent and (ii) the reasonable costs and expenses of the Agent incurred in connection with any due diligence inspection, test or review of the inventory and accounts receivable of the Borrowers and their Subsidiaries pursuant to subsection 6.10, (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank, (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any such Bank by any other Bank or by any Transferee. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations;
Purchasing Banks.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, that no such participating interest shall be in an amount less than $5,000,000. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 10.7. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.19, 2.18, 2.20 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Borrowers and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes and with respect to the Letters of Credit, pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit E, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that no such sale shall be effected with respect to Commitments in an amount less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement,
(x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.
The Notes surrendered by the transferor Bank shall be returned by the Agent to the Borrowers marked "cancelled".

          (d) The Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Agent) together with payment to the Agent of a registration and processing fee of $4,000, the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrowers.

          (f) The Borrowers authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers and their affiliates which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrowers in connection with such Bank's credit evaluation of the Borrowers and their affiliates prior to becoming a party to this Agreement, provided that prior to disclosing any such information to a Transferee or prospective Transferee, such Bank shall have delivered to the Borrowers a Confidentiality Agreement executed and delivered by a duly authorized representative of such Transferee or prospective Transferee (together with a certificate of the Secretary or an Assistant Secretary of such Transferee or prospective Transferee establishing the incumbency and signature of such representative and the authority of such representative to execute and deliver such Transferee's or prospective Transferee's Confidentiality Agreement on behalf of such Transferee or prospective Transferee, together with evidence of the incumbency of such Secretary or Assistant Secretary).

          (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrowers) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and
(iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrowers) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrowers) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          10.7  Adjustments; Set-off.

          (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Bank so purchasing a portion of another Bank's Loan or the Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Bank agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement represents the agreement of the Borrowers, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover, in any legal action or proceeding either referred to in this subsection or relating to this Agreement or the other Loan Documents to which it is a party, any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. Each of the Borrowers hereby acknowledge that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Agent nor any Bank has any fiduciary relationship to such Borrower, and the relationship between Agent and Banks, on one hand, and such Borrower, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among such Borrower and the Banks.

          10.14  WAIVERS OF JURY TRIAL.  EACH BORROWER, THE AGENT
AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL
BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS
AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          10.15 Confidentiality. Subject to subsection 10.6(f), the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and may make disclosure reasonably required by a bona fide Transferee in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process.

          10.16  Borrower Merger.  From and after the
effectiveness of the Borrower Merger, all references to the Company, the Parent and the Borrowers shall be deemed to be references to the surviving entity of such merger.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                              REEVES BROTHERS, INC.


                              By: \s\  Willam Ewing III
                                __________________________
                                Title:  Vice President and
                                        Treasurer


                              REEVES INDUSTRIES, INC.


                              By: \s\  William Ewing III
                                __________________________
                                Title:  Vice President and
                                        Treasurer


                              CHEMICAL BANK,
                              as Agent and as a Bank


                              By: \s\  David J. Corcoran
                                _________________________
                                Title:  Vice President


                              FLEET BANK, N.A.
                              as a Bank


                              By: \s\  Richard M. Bochicchio
                                _____________________________
                                Title:  Senior Vice President


                              NATIONSBANK, N.A. (Carolinas)
                              as a Bank


                              By: \s\  J. Timothy Martin
                                _____________________________
                                Title:  Senior Vice President


                              THE BANK OF NEW YORK,
                              as a Bank


                              By: \s\  David Duffy
                                _____________________________
                                Title:  Vice President


The undersigned has executed this Agreement solely for the purpose of confirming that, from and after the Closing Date, it is no longer a Bank and has no rights or obligations hereunder.


                              BANK OF BOSTON CONNECTICUT,
                              as a bank party to the Existing
                                Agreement


                              By: \s\  W. Lincoln Schoff Jr
                                _____________________________
                                Title: Vice President